EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On March 23, 2004, CMGI entered into an agreement to acquire all of the stock of Modus Media, Inc., referred to as Modus, for consideration preliminarily valued at $160.5 million, consisting of: CMGI common stock valued at approximately $132.0 million, options and warrants to purchase CMGI common stock valued at approximately $25.1 million and estimated direct acquisition costs of $3.4 million. CMGI will also pay approximately $96.3 million in cash in connection with the merger to retire certain indebtedness of Modus. Since the acquisition has not yet been completed, the actual consideration for the acquisition of Modus cannot yet be determined. For the purpose of the pro forma financial information included herein, the number of shares of CMGI common stock assumed issued in the acquisition of Modus is approximately 65.1 million. This amount is based on the number of shares of Modus common stock outstanding as of March 23, 2004, the date of the CMGI-Modus merger agreement. Upon completion of the Modus merger, each Modus stockholder (other than those who exercise dissenters’ rights) will receive a certain number of shares of CMGI common stock for each share of Modus common stock that he or she owns at the time of the merger. The exchange ratio for the merger is variable, based upon an aggregate purchase price of $157.5 million (subject to reduction if Modus’ net indebtedness exceeds a targeted amount), the average closing price of CMGI common stock for the 20-day period ending immediately prior to the second trading day preceding the date of closing (but not less than $2.028 or greater than $2.478) and the total number of shares of Modus common stock deemed outstanding immediately prior to closing (including shares issuable upon exercise of in-the-money options and warrants to purchase Modus common stock calculated as if exercised on a cashless basis). Similarly, the estimated value of the options and warrants to purchase CMGI common stock, to be issued in the acquisition of Modus as replacement grants for outstanding Modus options and warrants, is based on the outstanding options and warrants to purchase Modus common stock as of March 23, 2004. The actual number of CMGI common shares, stock options and warrants to be issued will be based on the actual outstanding Modus common shares, stock options and warrants as of the completion of the merger. The estimated acquisition-related costs consist primarily of investment banker, legal and accounting fees to be incurred that are directly related to the acquisition of Modus.

The following pro forma unaudited condensed combined financial statements give effect to CMGI’s acquisition of Modus. The unaudited pro forma condensed combined statements of operations for the nine months ended April 30, 2004 and the year ended July 31, 2003 give effect to the acquisition of Modus by CMGI as if it had occurred on August 1, 2002. The pro forma statement of operations for the nine months ended April 30, 2004 is based on historical results of operations of CMGI for the nine months ended April 30, 2004 and the historical results of operations of Modus for the nine months ended March 31, 2004. The pro forma statement of operations for the twelve months ended July 31, 2003 is based on historical results of operations of CMGI for the twelve months ended July 31, 2003 and the historical results of operations of Modus for the twelve months ended June 30, 2003. The unaudited pro forma condensed combined balance sheet as of April 30, 2004 gives effect to the acquisition of Modus as if the transaction had occurred on that date. The pro forma balance sheet is based on the historical balance sheet of CMGI as of April 30, 2004 and the historical balance sheet of Modus as of March 31, 2004. The following pro forma condensed combined financial information, consisting of the pro forma statements of operations, the pro forma balance sheet and the accompanying notes, should be read in conjunction with and are qualified by the historical consolidated financial statements and notes of CMGI and of Modus, which are either incorporated by reference or included in this proxy statement/prospectus.

The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated company after the acquisition of Modus, or of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisition of Modus been effected as of the dates described above.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

April 30, 2004

	CMGI April 30, 2004	Modus Media March 31, 2004	Pro Forma Adjustments (A)		Pro Forma As Adjusted
	(In thousands)
Assets
Cash and cash equivalents	$259,716	$35,408	$(96,318)		$198,806
Accounts receivable, trade, net of allowance for doubtful accounts	58,493	95,222	—		153,715
Inventories	43,275	23,708	—		66,983
Prepaid Expenses and other current assets	33,650	8,272	—		41,922

Total current assets	395,134	162,610	(96,318)		461,426
Property and Equipment, net	7,234	32,664	—		39,898
Goodwill and excess purchase price for Modus acquisition	22,122	7,482	164,557		186,679
			(7,482)
Other non-current assets	21,203	19,440	(359)		40,284

Total assets	$445,693	$222,196	$60,398		$728,287

Liabilities and Stockholders’ Equity
Accounts payable	$41,743	$83,787	$—		$125,530
Accrued income taxes	24,622	—	—		24,622
Accrued expenses	39,908	32,389	3,360		75,657
Other current liabilities	18,054	839	—		18,893

Total current liabilities	124,327	117,015	3,360		244,702
Long-term debt, less current installments	1,590	96,818	(95,159)		3,249
Other non-current liabilities	20,509	4,565	—		25,074
Stockholders’ equity	299,267	3,798	(1,159 164,557 (3,360 (7,482 (359 (1,315 1,315	) ) ) ) )	455,262

Total liabilities and stockholders’ equity	$445,693	$222,196	$60,398		$728,287

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Nine Months Ended April 30, 2004

	CMGI	Modus Media	Pro Forma Adjustments		Pro Forma As Adjusted
	(In thousands, except per share data)
Net revenues	$300,956	$427,474	$—		$728,430
Operating expenses:
Cost of revenues	281,901	341,949	7,891	(B)	631,741
Selling	3,572	11,192	42	(B)	14,806
General and administrative	28,063	52,821	(7,933	)(B)	72,951
Amortization of intangible assets and stock-based compensation	262	2,995	(2,995	)(C)	1,716
			1,454	(D)
Restructuring, net	5,566	911	—		6,477

Total operating expenses	319,364	409,868	(1,541)		727,691

Operating income (loss)	(18,408)	17,606	1,541		739
Other income (expense):
Interest income	2,821	235	(787	)(E)	2,269
Interest expense	(1,227)	(13,702)	13,483	(F)	(1,446)
Other gains (losses), net	43,483	(3,574)	—		39,909
Equity in income of affiliates, net	29	111	—		140
Minority interest	(2,118)	—	—		(2,118)

	42,988	(16,930)	12,696		38,754

Income (loss) from continuing operations before income taxes	24,580	676	14,237		39,493
Income tax expense (benefit)	(70,181)	2,404	696	(G)	(67,081)

Income (loss) from continuing operations	$94,761	$(1,728)	$13,541		$106,574

Basic earnings from continuing operations per share	$0.24				$0.23

Diluted earnings from continuing operations per share	$0.23				$0.22

Shares used in computing earnings from continuing operations per share:
Basic	398,581		66,786	(H)	465,367

Diluted	404,291		81,947	(H)	486,238

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Twelve Months Ended July 31, 2003

	CMGI	Modus Media	Pro Forma Adjustments		Pro Forma As Adjusted
	(In thousands, except per share data)
Net revenues	$436,987	$564,052	$—		$1,001,039
Operating expenses:
Cost of revenues	403,883	447,941	11,917	(I)	863,741
Research and development	332	—	—		332
Selling	6,792	12,793	73	(I)	19,658
General and administrative	62,336	80,885	(11,990	)(I)	131,231
Amortization of intangible assets and stock-based compensation	218	(551)	551	(J)	6,079
			2,361	(K)
			3,500	(L)
Impairment of long-lived assets	456	—	—		456
Restructuring, net	55,348	8,083	—		63,431

Total operating expenses	529,365	549,151	6,412		1,084,928

Operating income (loss)	(92,378)	14,901	(6,412)		(83,889)
Other income (expense):
Interest income	3,396	510	(1,503	)(M)	2,403
Interest (expense) recovery, net	321	(17,167)	16,842	(N)	(4)
Other gains (losses), net	(41,317)	(4,711)	—		(46,028)
Equity in income (losses) of affiliates, net	(1,774)	576	—		(1,198)
Minority interest	319	—	—		319

	(39,055)	(20,792)	15,339		(44,508)

Loss from continuing operations before income taxes	(131,433)	(5,891)	8,927		(128,397)
Income tax expense	3,249	884	1,441	(O)	5,574

Loss from continuing operations	$(134,682)	$(6,775)	$7,486		$(133,971)

Basic loss from continuing operations per share	$(0.34)				$(0.29)

Diluted loss from continuing operations per share	$(0.34)				$(0.29)

Shares used in computing loss from continuing operations per share:
Basic	393,455		66,786	(P)	460,241

Diluted	393,455		66,786	(P)	460,241

Notes to the Unaudited

Pro Forma Condensed Combined Financial Information

(A) The pro forma financial information reflects CMGI’s pending acquisition of all of the stock of Modus for consideration preliminarily valued at $160.5 million plus a cash payment of approximately $96.3 million in connection with the merger to retire certain indebtedness of Modus (see description of the components of the estimated consideration in the table below). Since the acquisition has not yet been completed, the actual consideration for the acquisition of Modus cannot yet be determined. For the purpose of the pro forma financial information, the number of shares of CMGI common stock assumed issued in the acquisition of Modus is approximately 65.1 million. This amount is based on the number of shares of Modus common stock outstanding as of March 23, 2004, the date of the CMGI-Modus merger agreement. Given that the exchange ratio for the merger is variable (as described above), the preliminary determination of the number of shares of CMGI common stock to be issued to the Modus common stock holders was based on the trading price of CMGI common stock on March 23, 2004 relative to the CMGI stock price collar established (minimum not less than $2.028 and maximum not greater than $2.478). Based on the number of shares of Modus common stock outstanding as of March 23, 2004, the range of shares of CMGI common stock that could be issued is between 53.2 million and 65.1 million shares of CMGI common stock. The pro forma financial information herein assumes that the maximum number of CMGI shares will be issued. The estimated value of the options and warrants to purchase CMGI common stock to be issued in the merger was determined using the Black-Scholes option pricing model and is based on the outstanding options and warrants to purchase Modus common stock as of March 23, 2004 that will be replaced with CMGI options and warrants as part of the transaction consideration. The actual number of CMGI common shares, stock options and warrants to be issued will be based on the actual outstanding Modus common shares, stock options and warrants as of the completion of the merger. The estimated acquisition related costs consist primarily of investment banker, legal and accounting fees to be incurred directly related to the acquisition of Modus.

The estimated purchase price for all of the stock of Modus and the cost to retire certain Modus indebtedness in connection with the pending merger is as follows:

(in thousands)	Estimated Purchase Price for Modus Stock
Fair value of 65.1 million shares of CMGI common stock to be issued	$131,408
Fair value of 13.0 million CMGI options to be issued *	17,050
Fair value of 4.5 million CMGI warrants to be issued	8,696
Estimated direct merger costs	3,360

Total estimated purchase price	$160,514

* For purposes of purchase accounting, only $17.0 million of the total CMGI option value of $21.8 million (as determined by a Black-Scholes calculation) has been included in the determination of purchase price. The remaining $4.8 million of option value to be issued in connection with the merger represents the intrinsic value of unvested Modus options that will be replaced with CMGI options. Under the provisions of FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, the intrinsic value of the unvested option awards of Modus that will be replaced with CMGI options is required to be allocated to unearned compensation and recognized as non-cash compensation cost over the remaining future vesting period of the Modus options to be replaced. Accordingly, approximately $1.5 million and $2.4 million of non-cash unearned compensation charges have been reflected in the pro forma statements of operations for the nine month period ended April 30, 2004 and the twelve month period ended July 31, 2003, respectively.

Notes to the Unaudited

Pro Forma Condensed Combined Financial Information (Continued)

(in thousands)	Modus Debt Retirement in Connection with Merger
Estimated cash payment by CMGI to retire certain indebtedness of Modus	$95,159
Estimated cash payment by CMGI to satisfy contractual prepayment penalty associated with the Modus debt retirement	1,159

Total estimated cash payments by CMGI for Modus debt retirement in connection with the merger	$96,318

The following represents the preliminary allocation of the estimated purchase price for CMGI’s pending acquisition of Modus over the historical net book values of the acquired assets and assumed liabilities of Modus as of the date of the pro forma balance sheet, and is for illustrative purposes only. The actual purchase price allocation will be based on fair values of the acquired assets and assumed liabilities as of the actual acquisition date. Assuming the transaction occurred on April 30, 2004, the estimated purchase price allocation for the acquisition of Modus would have been as follows:

(in thousands)	Modus
Working capital, including cash acquired	$45,595
Property & equipment	32,664
Other non-current assets	19,081
Long-term debt	(96,818)
Non-current liabilities	(4,565)
Excess purchase price	164,557

Total estimated purchase price	$160,514

The purchase price allocation for the acquisition of Modus is preliminary and is subject to adjustment upon finalization of purchase accounting as of the date of the consummation of the merger. Since the Modus acquisition has not yet been consummated, CMGI has not completed its valuation of the tangible and intangible assets and liabilities to be acquired. As a result, the final allocation of the excess of purchase price over the book value of the net assets acquired could differ materially. Upon completion of its valuation of the tangible and intangible assets and liabilities to be acquired, certain identifiable intangible assets may be recorded that would be subject to amortization. Assuming a three-year life, every $1.0 million of identifiable intangible assets recorded would result in approximately $333,000 of annual amortization expense in the pro forma statements of operations.

The pro forma adjustments reconcile the historical balance sheet of Modus to the allocated purchase price above and include the repayment of approximately $95.2 million of Modus debt as well as a $1.2 million contractual prepayment penalty on such debt. The pro forma adjustments also reflect the accrual of approximately $3.4 million of estimated acquisition costs which consist primarily of investment banker, legal and accounting fees to be incurred directly related to the acquisition of Modus. The pro forma balance sheet also includes adjustments to reflect the repayment to Modus, prior to the consummation of the merger, of approximately $1.7 million of outstanding loans due from certain officers and directors that are included in the historical balance sheet of Modus. These loans which are required to be repaid as a condition of the merger agreement, totaling approximately $359,000 and $1.3 million are included in other non-current assets and stockholders equity, respectively, in the historical balance sheet of Modus. In addition, the pro forma adjustments reflect the elimination of approximately $7.5 million of goodwill from the historical balance sheet of Modus.

Notes to the Unaudited

Pro Forma Condensed Combined Financial Information (Continued)

(B) The pro forma adjustment reflects the reclassification of certain Modus operating expenses (purchasing function costs & depreciation expense) to conform to the CMGI presentation.

(C) The pro forma adjustment relates to stock-based compensation charges recorded in the historical financial statements of Modus. The underlying stock options and restricted stock to which these charges related are included in the calculation of the purchase consideration as the stock options and restricted stock will be exchanged for CMGI options and common stock. Accordingly, on a pro forma basis, the Modus historical expense has been eliminated and replaced as discussed in note D below.

(D) The pro forma adjustment reflects the amortization of deferred stock-based compensation resulting from the intrinsic value ($4.8 million) associated with unvested options of Modus that will be assumed or replaced by CMGI upon consummation of the merger. The fair value of the options was determined using the Black-Scholes option-pricing model and was based on the following weighted-average assumptions: expected volatility—102.95%; expected lives —4.6 years; risk-free interest rate — 2.71%; and expected dividend yield—0%.

(E) The pro forma adjustment reflects lower interest income as a result of the assumed reduction in CMGI’s cash balance resulting from the assumed repayment of certain Modus debt on August 1, 2002 in connection with the merger. The amount of the adjustment to interest income is based upon actual rates of return on CMGI invested funds during the pro forma period.

(F) The pro forma adjustment relates to interest expense recorded in the historical financial statements of Modus. Certain Modus debt will be repaid by CMGI upon consummation of the merger. Accordingly, on a pro forma basis, the interest expense associated with the Modus debt has been eliminated to reflect the assumed repayment on August 1, 2002.

(G) The pro forma adjustment reflects the incremental foreign income tax expense that would have been recorded by CMGI in its consolidated statements of operations related to the income tax effect of the pro forma adjustments. Additional foreign taxable income, thus increased foreign income tax expense, is primarily attributable to the elimination of interest expense associated with certain Modus debt, which will be retired by CMGI upon consummation of the merger as discussed in note F above.

(H) The pro forma statement of operations results in income from continuing operations. The pro forma basic and diluted earnings from continuing operations per common share are computed by dividing the income from continuing operations by the weighted average number of common shares outstanding. The calculation of the basic and diluted weighted average number of common shares outstanding assumes that the 65.1 million shares of CMGI’s common stock estimated to be issued in the acquisition of Modus, and the estimated grant of 1.7 million shares of restricted stock to certain employees of Modus were outstanding for the entire period. In addition, the calculation of the diluted weighted average number of common shares outstanding also includes 15.2 million shares of common stock equivalents related to Modus options and warrants to be assumed by CMGI.

Notes to the Unaudited

Pro Forma Condensed Combined Financial Information (Continued)

The following table reflects the estimated pro forma basic and diluted weighted average shares outstanding upon consummation of the merger, and is based on the number of shares of Modus common stock, options and warrants outstanding as of March 23, 2004, the date of the CMGI-Modus merger agreement. Since the acquisition has not yet been completed, the actual shares issuable upon consummation of the merger cannot yet be determined.

	Nine Months ended April 30, 2004
	Basic	Diluted
	(in thousands)
CMGI historical common shares used in computing earnings (loss) per share	398,581	404,291
CMGI common shares to be issued for outstanding shares of Modus	65,054	65,054
CMGI common shares (restricted stock) to be granted to Modus employees upon consummation of the Merger	1,732	1,732
CMGI stock options (common stock equivalents) to be issued to Modus employees as replacement grants for Modus options outstanding upon consummation of the merger.	—	10,656
CMGI warrants (common stock equivalents) to be issued to Modus warrant holders as replacement grants for Modus warrants outstanding upon consummation of the merger.	—	4,505

Estimated total pro forma shares outstanding	465,367	486,238

(I) The pro forma adjustment reflects the reclassification of certain Modus operating expenses (purchasing function costs & depreciation expense) to conform to the CMGI presentation.

(J) The pro forma adjustment relates to stock-based compensation charges recorded in the historical financial statements of Modus. The underlying stock options and restricted stock to which these charges related are included in the calculation of the purchase consideration as the stock options and restricted stock will be exchanged for CMGI options and common stock. Accordingly, on a pro forma basis, the Modus historical expense has been eliminated and replaced as discussed in note K below.

(K) The pro forma adjustment reflects the amortization of deferred stock-based compensation resulting from the intrinsic value ($4.8 million) associated with unvested options of Modus that will be assumed or replaced by CMGI upon consummation of the merger. The fair value of the options was determined using the Black-Scholes option-pricing model and was based on the following weighted-average assumptions: expected volatility—102.95%; expected lives —4.6 years; risk-free interest rate — 2.71%; and expected dividend yield—0%.

(L) The pro forma adjustment reflects the amortization of deferred stock-based compensation related to a $3.5 million grant of restricted stock that will be issued to certain Modus employees upon consummation of the merger. This restricted stock issuance has a one year vesting period.

(M) The pro forma adjustment reflects lower interest income as a result of the assumed reduction in CMGI’s cash balance resulting from the assumed repayment of certain Modus debt on August 1, 2002 in connection with the merger. The amount of the adjustment to interest income is based upon actual rates of return on CMGI invested funds during the pro forma period.

Notes to the Unaudited

Pro Forma Condensed Combined Financial Information (Continued)

(N) The pro forma adjustment relates to interest expense recorded in the historical financial statements of Modus. Certain Modus debt will be repaid by CMGI upon consummation of the merger. Accordingly, on a pro forma basis, the interest expense associated with the Modus debt has been eliminated to reflect the assumed repayment on August 1, 2002.

(O) The pro forma adjustment reflects the incremental foreign income tax expense that would have been recorded by CMGI in its consolidated statements of operations related to the income tax effect of the pro forma adjustments. Additional foreign taxable income, thus increased foreign income tax expense, is primarily attributable to the elimination of interest expense associated with certain Modus debt, which will be retired by CMGI upon consummation of the merger.

(P) The pro forma statement of operations results in a loss from continuing operations. The pro forma basic and diluted loss from continuing operations per common share are computed by dividing the loss from continuing operations by the weighted average number of common shares outstanding. The calculation of the basic and diluted weighted average number of common shares outstanding assumes that the 65.1 million shares of CMGI’s common stock estimated to be issued in the acquisition of Modus, and the estimated grant of 1.7 million shares of restricted stock to certain employees of Modus were outstanding for the entire period. The calculation of the diluted weighted average number of common shares outstanding excluded 15.2 million shares of common stock equivalents related to CMGI options and warrants to be issued to Modus as replacement grants and 6.6 million shares related to existing CMGI options, as their inclusion in the calculation would have been antidilutive.

The following table reflects the estimated pro forma basic and diluted weighted average shares outstanding upon consummation of the merger, and is based on the number of shares of Modus common stock, options and warrants outstanding as of March 23, 2004, the date of the merger agreement. Since the acquisition has not yet been completed, the actual shares issuable upon consummation of the merger cannot yet be determined.

	Year ended July 31, 2003
	Basic	Diluted
	(in thousands)
CMGI historical common shares used in computing earnings (loss) per share	393,455	393,455
CMGI common shares to be issued for outstanding shares of Modus	65,054	65,054
CMGI common shares (restricted stock) to be granted to Modus employees upon consummation of the Merger	1,732	1,732
*CMGI stock options (common stock equivalents) to be issued to Modus employees as replacement grants for Modus options outstanding upon consummation of the merger.	—	—
*CMGI warrants (common stock equivalents) to be issued to Modus warrant holders as replacement grants for Modus warrants outstanding upon consummation of the merger.	—	—

Estimated total pro forma weighted average shares outstanding	460,241	460,241

* Shares excluded from the diluted weighted average shares outstanding calculation, as their inclusion would be antidilutive.